Exhibit 1.1

30,600,000 Shares

CLOUD PEAK ENERGY INC.

Common Stock, $0.01 par value

UNDERWRITING AGREEMENT

November 19, 2009

CREDIT SUISSE SECURITIES (USA) LLC

MORGAN STANLEY & CO. INCORPORATED

RBC CAPITAL MARKETS CORPORATION,

As Representative of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y.10010-3629

Dear Sirs:

1.  Introductory. Cloud Peak Energy Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 30,600,000 shares (“Firm Securities”) of its common stock, $0.01 par value per share (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 4,590,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 1,530,000 shares, for sale to the Company’s directors and employees (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

For the avoidance of doubt, it shall be understood and agreed by the parties hereto that any and all references in this Agreement to “subsidiaries” of the Company shall be deemed to include Cloud Peak Energy Resources LLC, a Delaware limited liability company (“CPE LLC”).

Any reference in this Agreement, to the extent the context requires, to the “Structuring Transactions” and the “Debt Financing Transactions” shall have the meanings ascribed thereto in the Prospectus (as defined below). “Transaction Documents” shall mean the following agreements to be entered into in connection with the Structuring Transactions: (i) the Acquisition Agreement to be entered into by and between the Company and Rio Tinto Energy America Inc. (the “Acquisition Agreement”), (ii) the Master Separation Agreement to be entered into by and among the Company, CPE LLC, Rio Tinto America Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company, (iii) the Third Amended and Restated Limited Liability Company Agreement of CPE LLC to be entered into by and among the Company, Rio Tinto Energy America Inc. and Kennecott Management Services Company (the “LLC Agreement”), (iv) the Transition Services Agreement to be entered into by and among the Company, CPE LLC and Rio Tinto Services Inc., (v) the Registration Rights Agreement to be entered into by and among the Company, CPE LLC, Rio Tinto America Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company, (vi) the Tax Receivable Agreement to be entered into by and between the Company and Rio Tinto Energy America Inc., (vii) the Trademark License Agreement to be entered into by and among the Company,

CPE LLC and Rio Tinto Energy America Inc., (viii) the Software License Agreement to be entered into by and among the Company, CPE LLC and Rio Tinto Energy America Inc., (ix) the Employee Matters Agreement to be entered into by and among the Company, CPE LLC, Cloud Peak Energy Services Company, Rio Tinto plc, Rio Tinto Limited, Rio Tinto America Inc. and Rio Tinto Energy America Inc., (x) the Management Services Agreement to be entered by and between the Company and CPE LLC, (xi) the Rio Tinto Energy America Coal Supply Agreement to be entered into by and between CPE LLC and Rio Tinto Energy America Inc. and (xii) the Promissory Note payable by the Company to Rio Tinto Energy America Inc.

2.  Representations and Warranties of the Company.  (a) Each of the Company and CPE LLC jointly and severally represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-1 (No. 333-161293) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses.  This initial registration statement, as amended at its Effective Time, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  This Rule 462(b) registration statement, as amended at its Effective Time, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:30 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such

Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”,  as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (i) (A) On their respective Effective Dates, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or when filed will comply in all material respects with the requirements of the Act.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)  General Disclosure Package.  As of the Applicable Time, neither (i) any General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated November 9, 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(v)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing does not and would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vii) Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “subsidiary” and, collectively, the “subsidiaries”) has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other, as applicable) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued and, with respect to the corporate subsidiary of the Company, are fully paid and nonassessable; and the equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except where the existence of such liens, encumbrances or defects would not have a Material Adverse Effect and except for such liens or encumbrances arising under the Debt Financing Transactions.  For the avoidance of doubt, Decker Coal Company shall not be considered a “subsidiary” of the Company for purposes of this Agreement.

(viii) Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the description of such Offered Securities contained in the General Disclosure Package and the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities and, except as contemplated by the LLC Agreement, after the Structuring Transactions the stockholders of the Company will have no preemptive rights or other similar rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(ix) No Finder’s Fee.  There are no contracts, agreements or understandings between the Company, CPE LLC and its affiliates and any person that would give rise to a valid claim against the Company or CPE LLC or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company, CPE LLC or Rio Tinto America Inc. and its affiliates and any person granting such person the right to require the Company, CPE LLC or Rio Tinto America Inc. and its affiliates to file a registration statement under the Act with respect to any equity securities of the Company or CPE LLC owned or to be owned by such person or to require the Company, CPE LLC or Rio Tinto America Inc. and its affiliates to include such equity securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company, CPE LLC under the Act (collectively, “registration rights”), and any person to whom the Company, CPE LLC or Rio Tinto America Inc. and its affiliates has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(j) hereof.

(xi) Listing.  The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(xii) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company prior to the date hereof for the consummation of the transactions contemplated by this Agreement and the Structuring Transactions in connection with the issuance, offering and sale of the Offered Securities, except (x) such as have been obtained, or made or that will have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of the Company to execute, deliver and perform the transactions contemplated by this Agreement and the Structuring Transactions and (z) may be required under state securities laws.

(xiii) Title to Property.  Except as disclosed in the General Disclosure Package and except for such liens or encumbrances arising in connection with the Debt Financing Transactions or that are considered Permitted Liens (as defined in the form of revolving credit facility filed as Exhibit  10.41 to the Registration Statement), (i) the Company, or one of its subsidiaries, has all the right, title and interest in leases or subleases under which such Company or subsidiary is the lessee (including without limitation, material coal leases) or good and valid title to the real properties and the facilities, buildings, structures, improvements, fixtures and tangible personal properties located thereon, that are necessary for the operation of CPE LLC’s business as conducted as of the date hereof as described in the General Disclosure Package, in each case free from liens, charges, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, with no terms or provisions that would, individually or in the aggregate, have a Material Adverse Effect.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, the Transaction Documents and the issuance and sale of the Offered Securities in the manner and pursuant to the terms as herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default or, except as disclosed in the General Disclosure Package, a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except with respect to (ii) and (iii) above only for such breaches, violations or defaults or such liens, charges or encumbrances which are Permitted Liens or would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Existing Defaults and Conflicts.  Subject to compliance with various notice requirements and filings required to be made following the date hereof for the various permits, licenses and other governmental approvals, which the Company will use its best efforts to cause to be performed in the ordinary course, neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, limited liability agreement or certificate of formation, as applicable, or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in the case of (ii) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and CPE LLC.

(xvii) Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits including, without limitation, any permits or approvals required by the United States Office of Surface Mining Reclamation and Enforcement and corresponding state agencies (“Licenses”) as are necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except such possession and compliance that is not required prior to the Closing Date and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any written notice of proceedings relating to the revocation or modification of any Licenses that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xviii) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or CPE LLC, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xix) Possession of Technology Rights.  The Company and its subsidiaries own, have the right to use, possess or can acquire any know-how, patents, copyrights or other intellectual property rights in technology (collectively, “Technology Rights”) necessary to the conduct of the business as currently conducted, except such failure as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company and its subsidiaries have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Technology Rights that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xx)  Environmental Laws. Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) other than in the ordinary course of the business of the Company and its subsidiaries as currently conducted, neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, on real property owned or leased by the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at or from any real property owned or leased by the Company or any of its subsidiaries or from any off-site treatment, storage or disposal site, (iv) neither the Company nor any of its subsidiaries has received written notice of any material claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (v) subject to the exceptions noted in Section 2(xv) of this Agreement, the Company and its subsidiaries have received and are in compliance in all material respects with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) — (v) such as would not individually or in the aggregate have a Material Adverse Effect; and (b) with respect to the business and operations of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in a violation by the Company or any of its subsidiaries of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, toxic mold, coal ash, coal combustion byproducts or waste, boiler slag, scrubber residue or flue desulphurization residue and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxi)  Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings (i) “Material U.S. Federal Income Tax Considerations” and “Description of Capital Stock”, insofar as such statement summarize legal matters or documents discussed herein, are accurate and fair summaries of such legal matters and documents and present the information required to be shown, and (ii) “Structuring Transactions and Related Agreements” and “Environmental and Other Regulatory Matters”, insofar as such statements relate to the legal matters, agreements and documents described therein, when considered as part of the overall General Disclosure Package, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make such statements, in the light of the circumstances under which they were made, not misleading.

(xxii) Absence of Manipulation.  Neither the Company, CPE LLC nor Rio Tinto America Inc. has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company, CPE LLC or Rio Tinto America Inc. to facilitate the sale or resale of the Offered Securities.

(xxiii)  Statistical and Market-Related Data.  Any third-party statistical and third-party market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from governmental sources or other sources that the Company believes to be generally reliable, provided that the Company makes no representation or warranty regarding the underlying data used by such third parties in preparing published materials used by such sources.

(xxiv)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules to the extent applicable to it.  As of the First Closing Date, the Company will maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are designed to comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles when such financial statements are required to be due and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as disclosed in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxv)  Absence of Accounting Issues.  Except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and the Company’s independent auditors have not recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxvi) Litigation.  Except as disclosed in the General Disclosure Package and other than with respect to any permit acquisition, amendment or transfer, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or CPE LLC to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s or CPE LLC’s knowledge threatened.

(xxvii) Financial Statements.  The financial statements, together with the related notes, included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements, together with the related notes, have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as is disclosed in such financial statements and the related notes) and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect in all material respects the disclosed application of those adjustments to the corresponding historical financial statement amounts.

(xxviii) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited or unaudited financial statements included in the General Disclosure Package, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxix)  Investment Company Act.  Neither the Company nor CPE LLC is and, after giving effect to the offering and sale of the Offered Securities and the Debt Financing Transactions and the application of the proceeds thereof as described in the General Disclosure Package, will be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) registered or required to be registered under the Investment Company Act.

(xxx)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) has provided any current indication in writing to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxi)  Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed on or before the due date or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect or which are required to be filed or paid by Rio Tinto Energy America Inc., a Delaware corporation, and its affiliates); and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii)  Absence of Unlawful Influence.  Neither the Company nor CPE LLC offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or CPE LLC to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company, CPE LLC or their respective products.

(xxxiii)  Insurance.  (i) The Company and its subsidiaries are insured by insurers against such losses and risks and in such amounts as the Company reasonably considers adequate for the business in which they are engaged; (ii) all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors which the Company believes are appropriate and are in full force and effect; and (iii) to the Company’s knowledge, the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects, except (x) with respect to insurance for periods prior to the offering and (y) in the case of each of (i), (ii) and (iii), where such failure would not reasonably be expected to have a Material Adverse Effect.

(xxxiv)  Transaction Documents.  Each of the Transaction Documents to be entered into by the Company and CPE LLC, as applicable, in connection with the Structuring Transactions has been duly authorized and, when duly executed and delivered, will constitute the valid and legally binding obligation of Company and CPE LLC, as applicable, enforceable in accordance with its terms, (i) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (ii) with respect to provisions regarding indemnity, contribution and exculpation, except to the extent such provisions may not be enforceable due to applicable law or principles of public policy.

(xxxv)  Other Laws.  Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $14.175 per share, the Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company in the case of 30,600,000 shares of Firm Securities, at the office of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004, at 10:00 A.M., New York time, on November 25, 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available upon request for checking at the above office of Fried, Frank, Harris, Shriver & Jacobson LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments, if any, made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless (i) the Firm Securities previously have been, or simultaneously are, sold and delivered, and (ii) the Units (as defined in the Acquisition Agreement) have been, or simultaneously are, sold and delivered pursuant to the terms of the Acquisition Agreement. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Fried, Frank, Harris, Shriver & Jacobson LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Fried, Frank, Harris, Shriver & Jacobson LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and CPE LLC. The Company and CPE LLC agree with the several Underwriters that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will use its reasonable efforts to file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives, which consent shall not be unreasonably withheld or delayed.

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer within 365 days of the date of this Agreement, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will, as promptly as commercially practicable under the circumstances, prepare and file with the Commission and furnish, at its own expense (and after such 365-day period, at the expense of the Underwriters), to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives upon request copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement or as otherwise agreed to by the parties.  All other such documents shall be so furnished as soon as available. The Company and CPE LLC will jointly and severally pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will use its reasonable efforts to seek to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriters as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  The Company and CPE LLC will jointly and severally pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s or CPE LLC’s officers and employees and any other expenses of the Company separately agreed between the Company and the Representatives, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds.  The Company intends to use the net proceeds received in connection with this offering and received in connection with the Debt Financing Transactions in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation.  The Company and Rio Tinto America Inc. and its affiliates will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company or Rio Tinto America Inc. to facilitate the sale or resale of the Offered Securities.

(k)  Restriction on Sale of Securities.  Except for the Structuring Transactions, for the period specified below (the “Lock-Up Period”), the Company and CPE LLC will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than a registration statement on Form S-1 registering the resale of Securities by members of CPE, LLC, which resale shall occur more than 180 days after the date hereof or such earlier date that the Representatives consent to in writing), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants, offers, sales, or issuances of Securities (including, without limitation, grants of restricted Securities) or options to acquire Securities pursuant to an employee benefit plan in effect on the date hereof, (C) issuances of Securities pursuant to the exercise of such options, (D) the filing of any registration statement on Form S-8 relating to securities described in clauses (A), (B) or (C) above or any other securities eligible to be covered by a Form S-8, and (E) offers, sales and issuances of up to 15% of the Securities outstanding at the time of the issuance as consideration or partial consideration for acquisitions of businesses or in connection with the formation of joint ventures; provided that such Lock-Up Securities so issued as contemplated in Section 7(k)(v)(E) are subject to the terms of an agreement having substantially the same terms as the lock-up letters described in Section 7(g) of this Agreement.  The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(l) Transfer Restrictions.  In connection with the Directed Share Program, the Company will take all reasonable steps to ensure that the Directed Shares will be restricted to the extent required by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. At the request of the Designated Underwriter, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time, which shall be deemed to be all reasonable steps under the circumstances.

(m) Payment of Expenses Related to Directed Share Program.  The Company and CPE LLC will jointly and severally pay all reasonable out-of-pocket fees and disbursements of counsel (including non-U.S. counsel if approved by the Company) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program up to $2,500.

6.  Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and CPE LLC herein (as though made on such Closing Date), to the accuracy of the statements of Company and CPE LLC officers made pursuant to the provisions hereof, to the performance by the Company and CPE LLC of their respective obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP in the form and substance reasonably acceptable to the Representatives.

(b)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, CPE LLC or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel and Internal Counsel for the Company.  The Representatives shall have received (i) an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Company, substantially in the form of Schedule C hereto, and (ii) an opinion, dated such Closing Date, from Amy Stefonick, internal counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion of Internal Counsel for Rio Tinto Energy America, Inc.  The Representatives shall have received (i) an opinion, dated such Closing Date, from Kevin Baker, internal counsel for Rio Tinto Energy America Inc., in form and substance reasonably satisfactory to the Representatives.

(f) Opinion of Counsel for Underwriters.  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and CPE LLC and a principal financial or accounting officer of the Company and CPE LLC in which such officers shall state, in their capacity as an officer of the Company and not in their individual capacity, that: the representations and warranties of the Company and CPE LLC in this Agreement are true and correct; each of the Company and CPE LLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; to the knowledge of such officer, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of such officer and after reasonable investigation, are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h) Title to Property Certificate.  The Representatives shall have received a certificate, dated such Closing Date, from Richard A. Turpin, Manager of Land Services of CPE LLC, substantially in the form of Schedule D hereto.

(i)  Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lock-up letters from Rio Tinto Energy America Inc., Kennecott Management Services Company and each of the executive officers and directors of the Company.

(j) Structuring Transactions.  The Structuring Transactions intended to be completed as of such Closing Date or simultaneously with such Closing Date (as described in the General Disclosure Package) shall have been completed as of or will be completed simultaneously with such Closing Date.

(k) Debt Financing Transaction.  The debt financing transaction intended to be completed as of such Closing Date or simultaneously with such Closing Date (as described in the General

Disclosure Package) shall have been completed (or shall be completed simultaneously with the transactions contemplated by this Agreement) and the net proceeds to be received by CPE LLC and its affiliates in connection with the offering of Senior Notes as described in the General Disclosure Package shall have been received (or shall be received simultaneously with the receipt of the net proceeds payable hereunder) by CPE LLC or its applicable affiliate.

The Company and CPE LLC will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters.  The Company and CPE LLC will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and CPE LLC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and CPE LLC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company and CPE LLC agree to jointly and severally indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company and CPE LLC for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)  Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and CPE LLC, their respective directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company or CPE LLC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or CPE LLC by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the seventh, eighteenth, nineteenth and twentieth paragraph under the caption “Underwriting”.

(c)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above although applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and CPE LLC on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and CPE LLC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and CPE LLC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and CPE LLC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and CPE LLC or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, CPE LLC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company, CPE LLC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, CPE LLC or any of their respective representatives, officers or directors or any controlling person, and, subject to all applicable statute of limitations, will survive delivery of and payment for the Offered Securities. If  the purchase of the Offered Securities by the Underwriters is not consummated for any reason (a) other than any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c) of this Agreement or (b) because of the termination of this Agreement pursuant to Section 9 hereof, the Company and CPE LLC will jointly and severally reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities other than out-of-pocket expenses separately agreed between the Company and the Representatives that will not be reimbursable, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company or CPE LLC, will be mailed, delivered or telegraphed and confirmed to it at Cloud Peak Energy Inc., 505 S. Gillette Ave., Gillette, WY 82718, Attention: Michael Barrett, with a copy to (i) Stuart Gelfond c/o Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 and (ii) Michael Ryan c/o Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, NY 10281; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company and CPE LLC acknowledge and agree that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and CPE LLC, on the one hand, and the Representatives, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or CPE LLC on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company and CPE LLC have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and CPE LLC and that the Representatives have no obligation to disclose such interests and transactions to the Company and CPE LLC by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and CPE LLC waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or CPE LLC in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or CPE LLC, including  stockholders, employees or creditors of the Company and CPE LLC.

16.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and CPE LLC hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and CPE LLC irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and CPE LLC one of the counterparts hereof, whereupon it will become a binding agreement between the Company, CPE LLC and the several Underwriters in accordance with its terms.

Very truly yours,

CLOUD PEAK ENERGY INC.

By	/s/ Colin Marshall
Name: Colin Marshall
Title: President and CEO

CLOUD PEAK ENERGY RESOURCES LLC

By	/s/ Michael Barrett
Name: Michael Barrett
Title: CFO

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Davide Sala
Name: Davide Sala
Title: Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Carl-Johan Nordberg
Name: Carl-Johan Nordberg
Title: Vice President

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Lance Tupper
Name: Lance Tupper
Title: Managing Director

SCHEDULE A

Underwriter	Number of Firm Securities	Number of Optional Securities

Credit Suisse Securities (USA) LLC	8,211,602	1,231,740
Morgan Stanley & Co. Incorporated	8,211,602	1,231,740
RBC Capital Markets Corporation	5,972,018	895,803
Calyon Securities (USA) Inc.	979,200	146,880
J.P. Morgan Securities Inc.	979,200	146,880
Scotia Capital (USA) Inc.	979,200	146,880
SG Americas Securities, LLC	979,200	146,880
Wells Fargo Securities, LLC	979,200	146,880
BMO Capital Markets Corp.	440,640	66,096
Citigroup Global Markets Inc.	440,640	66,096
ING Financial Markets LLC	440,640	66,096
Natixis Bleichroeder LLC	440,640	66,096
PNC Capital Markets LLC	440,640	66,096
Raymond James & Associates, Inc.	440,640	66,096
SunTrust Robinson Humphrey, Inc.	440,640	66,096
Capital One Southcoast, Inc.	224,298	33,645

Total	30,600,000	4,590,000

SCHEDULE B

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  None.

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities.

SCHEDULE C

FORM OF OPINION OF COMPANY COUNSEL

SCHEDULE D

FORM OF TITLE TO PROPERTY CERTIFICATE